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                                                                    EXHIBIT 23.5



CONSENT OF STERNE, AGEE & LEACH, INC.

     We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of ABC Bancorp, included as Appendix D to
                                                                 ----------
the Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such prospectus in the section entitled "SUMMARY" under the caption "FAIRNESS OPINION OF ABC'S FINANCIAL ADVISOR"; in the section entitled "THE MERGER" under the caption "BACKGROUND OF THE MERGER"; in the section entitled "REASONS FOR THE MERGER" under the caption "ABC'S REASONS FOR THE MERGER"; and in the section entitled "OPINION OF FINANCIAL ADVISOR TO ABC". By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used therein, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


STERNE, AGEE & LEACH, INC.

/s/ Sterne, Agee & Leach, Inc.



Birmingham, Alabama
June 19, 2001